Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We have issued our report dated April 9, 2021 (except as to Note 14, which is as of June 23, 2021), with respect to the consolidated financial statements of CVRx, Inc. contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption “Experts.”

/s/ GRANT THORNTON LLP

Minneapolis, Minnesota
June 23, 2021